Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73026) and Form S-8 (333-09165, 333-49231, 333-90845, 333-51684, 333-67982 and 333-120558) of Genesee & Wyoming Inc. of our report dated March 14, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Genesee & Wyoming Inc. (Form 10-K) for the year ended December 31, 2005.

/s/    PricewaterhouseCoopers LLP

New York, NY

March 15, 2006